Exhibit 99.1

OMNIQ ANNOUNCES THE LAUNCH OF SEEQ: INNOVATIVE CUSTOMER SITE & DEVICE MANAGEMENT SOFTWARE APP, FOR ENHANCED OPERATIONAL EFFICIENCY OF ITS AI MACHINE VISION SOLUTION

●	Innovative Launch: OMNIQ Corp announces the introduction of seeQ, a new site & device management software application designed to enhance the capabilities of our customers using OMNIQ’s AI Machine Vision solution.
●	Wide Deployment: The software was tested and is operational across 500 site lanes, showcasing OMNIQ’s dedication to innovation and customer satisfaction.
●	OMNIQ’s AI-based solution is deployed in over 60 Airports in the US including JFK, La Guardia, Los Angeles as well as in hundreds of sites worldwide.
●	Tailored Features: seeQ offers an intuitive interface and advanced features that allow users to monitor device health, conduct remote troubleshooting, and ensure continuous operation, which boosts operational reliability and minimizes downtime.
●	Expansion Plans: The software is expected to become hardware agnostic, and compatible with all terminals and devices offered by OMNIQ, as well as other brand devices that customers wish to manage through seeQ.
●	Strategic Impact: seeQ is positioned as not just a tool, but a vital component of OMNIQ’s strategy to empower customers with advanced technology for smarter, more connected, and efficient operations. By gathering more data from customer sites, our AI can identify unique trends that help our customers become more proactive, increasing their revenue while reducing expenses.

SALT LAKE CITY, April 18, 2024 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a leader in advanced technology solutions, is pleased to announce the release of seeQ, a new device management software application that enables a proactive approach to traffic and device management. Already in use across five hundred lanes, this release highlights OMNIQ’s dedication to leading with innovative products that enhance customer satisfaction by using machine vision to actively manage and improve operations.

seeQ is tailored to meet the dynamic needs of OMNIQ’s existing customers, providing them with a robust tool to oversee and optimize the performance of their deployed devices efficiently. The software’s intuitive interface and advanced features enable users to monitor system health, perform remote troubleshooting, and ensure uninterrupted service, thereby enhancing operational reliability and reducing downtime.

The tool is expected to expand to allow usage for all terminals and devices that OMNIQ offers as well as other brand devices that the customer would prefer to manage under this system.

Shai Lustgarten, CEO of OMNIQ stated, “We are proud to announce the launch of seeQ, marking a major advancement in our portfolio of smart solutions. This platform exemplifies our commitment to proactive management and automation, serving not merely as a tool, but as a key part of our strategy to empower customers with technology that anticipates and actively addresses their needs. With seeQ, we are establishing new standards in device management, enabling smarter, more connected, and efficient operations. seeQ enhances our complete solution by bringing everything together.”

About OMNIQ

OMNIQ Corp. leads in technological innovation, offering advanced computerized and machine vision image processing solutions powered by its unique AI technology. The company’s extensive product range encompasses data collection, real-time surveillance, and monitoring systems designed for industries including supply chain management, homeland security, public safety, and traffic & parking management. Crafted to enhance the secure and efficient flow of people, assets, and information, these solutions play a crucial role in vital infrastructures such as airports, warehouses, and national borders.

OMNIQ’s client base includes government agencies and prestigious Fortune 500 companies across various industries, including manufacturing, retail, distribution, healthcare, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By leveraging OMNIQ’s innovative solutions, these organizations achieve enhanced operational capabilities, allowing them to adeptly manage the complexities of their respective fields.

Financially, OMNIQ is strategically positioned in rapidly expanding markets. The company taps into the Global Safe City market, anticipated to grow to $67.1 billion by 2028, the smart parking market expected to grow to $16.4 billion by 2030, and the quickly expanding fast-casual restaurant sector, projected to hit $209 billion by 2027. These figures underscore OMNIQ’s pivotal role in sectors increasingly reliant on sophisticated AI technology solutions.

For more information, visit OMNIQ.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@OMNIQ.com